UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/04/2005

ABX AIR, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50368

DE	91-1091619
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of Principal Executive Offices, Including Zip Code)

(937) 382-5591
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 4, 2005, the Compensation Committee of the Board of Directors of ABX Air, Inc. (the "Company") approved the individual goals for the executive officers (including the President & Chief Executive Officer) under the ABX Air Executive Incentive Compensation Plan (the "Plan") for the fiscal year ending 2005.

The Plan provides for the payment of incentive compensation to the executive officers based on the achievement of incremental markup under the ACMI and Hub and Line-Haul Services Agreements with DHL Express (USA), Inc. (formerly "Airborne, Inc."). In addition, the Committee previously determined, on February 6, 2004, that twenty-five percent (25%) of the incentive compensation that an executive would otherwise receive under the Plan shall also be dependent upon the accomplishment of individual goals. A copy of the Plan was filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ABX AIR, INC.

Date: May 10, 2005.	By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel & Secretary